EX-99.77Q1(a): COPIES OF ANY MATERIAL AMENDMENTS TO THE REGISTRANT'S CHARTER OR BY-LAWS

Amendment No. 11 to the Agreement and Declaration of Trust dated May 5, 2006 is hereby incorporated by reference to Exhibit (a)(12) to Post-Effective Amendment No. 49 filed on June 22, 2006 (Accession No. 0000950137-06-007089).

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Amendment No. 12 to the Agreement and Declaration of Trust dated May 4, 2006 is hereby incorporated by reference to Exhibit (a)(13) to Post-Effective Amendment No. 49 filed on June 22, 2006 (Accession No. 0000950137-06-007089).

Amendment No. 13 to the Agreement and Declaration of Trust dated May 5, 2006 is hereby incorporated by reference to Exhibit (a)(14) to Post-Effective Amendment No. 49 filed on June 22, 2006 (Accession No. 0000950137-06-007089).

Amendment No. 14 to the Agreement and Declaration of Trust dated June 20, 2006 is hereby incorporated by reference to Exhibit (a)(15) to Post-Effective Amendment No. 50 filed on July 28, 2006 (Accession No. 0000950137-06-008268).

Amendment No. 5 to the Amended and Restated By-Laws adopted June 20, 2006 is hereby incorporated by reference to Exhibit (b)(6) to Post-Effective Amendment No. 50 filed on July 28, 2006 (Accession No. 0000950137-06-008268).


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